EX-3  exhibit31.htm  EXHIBIT3.1

Document processing fee                                                            Colorado Secretary of State

If document is filed on paper                   $125.00                         Date and Time: 09/24/2007 02:57 PM

If document is filed electronically             $ 25.00                         Id Number: 20071436695

Fees & forms/cover sheets

are subject to change.                                                                 Document number: 20071436695

To file electronically, access instructions

for this form/cover sheet and other

information or print copies of filed

documents, visit www.sos.state.co.us

and select Business Center.

Paper documents must be typewritten or machine printed.

 ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-102-102of the Colorado Revised Statutes (C.R.S)

1. Entity name:                                       Holbrook Energy, Inc.

(The name of a corporation must contain the term or abbreviation “corporation”,

“incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd”; If the corporation is a professional corporation, it must contain the term or abbreviation

“professional corporation”, “p.c.”, or “pc” §7- 90-601, C.R.S.)

2. Use of Restricted Words (if any of these

terms are contained in an entity name, true “bank” or “trust” or any derivative thereof name of an entity, trade name or trademark “credit union” “savings and loan”

stated in this document, mark the applicable “insurance”, “casualty”, “mutual”, or “surety”

box):

3. Principal office street address:              2694 Myrtle Springs

(Street name and number)

________________________________________________

Dallas                           TX                   75220

(City)                                     (State)                   (Postal/Zip Code)

      United States

(Province – if applicable)                               (Country – if not US)

4. Principal office mailing address:           75-5851 Kuakini Hwy. #395

     (if different from above):                                              (Street name and number or Post Office Box information)

________________________________________________

Kailua Kona                   HI                     96740

(City)                                     (State)                 (Postal/Zip Code)

                                                      United States

(Province – if applicable)                                 (Country – if not US)

5. Registered agent: (if an individual):              ____________________ ______________ ______________ _____

                    (Last)                                (First)                       (Middle)          (Suffix)

OR (if a business organization):

SmallBiz Agents, LLC

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:            4164 Austin Bluffs Pkwy. #104

(Street name and number)

______________________________________________________

Colorado Springs                        CO                   80918

 (City)                                   (State)          (Postal/Zip Code)

ARTINC_PC Page 1 of 3 Rev. 11/16/2005

1

8. Registered agent mailing address:          ______________________________________________________

(LEAVE BLANK if same as above)                                       (Street name and number or Post Office Box information)

______________________________________________________

__________________________ ____ ____________________

(City)                                    (State)     (Postal/Zip Code)

_______________________ ______________

(Province – if applicable)                (Country – if not US)

9. If the corporation’s period of duration

is less than perpetual, state the date on

which the period of duration expires:        _____________________

(mm/dd/yyyy)

10. (OPTIONAL) Delayed effective date: ______________________

(mm/dd/yyyy)

11. Name(s) and address(es) of

incorporator(s): (if an individual)                       Clewley                        Val

(Last)                                       (First)                      (Middle)                   (Suffix)

OR (if a business organization)                             ______________________________________________________

P.O. Box 13092

(Street name and number or Post Office Box information)

______________________________________________________

Tucson                                       AZ         85732

(City)                                       (State)     (Postal/Zip Code)

______________________    United States

(Province – if applicable)                (Country – if not US)

(if an individual)                                                      ____________________ ______________ ______________ _____

(Last)                                       (First)                (Middle)            (Suffix)

OR (if a business organization)                             ______________________________________________________

______________________________________________________

(Street name and number or Post Office Box information)

______________________________________________________

__________________________ ____ ____________________

     (City)                                (State)      (Postal/Zip Code)

_______________________ ______________

(Province – if applicable)               (Country – if not US)

(if an individual)                                                      ____________________ ______________ ______________ _____

(Last)                                       (First)                      (Middle)       (Suffix)

OR (if a business organization)                             ______________________________________________________

______________________________________________________

(Street name and number or Post Office Box information)

______________________________________________________

__________________________ ____ ____________________

(City)                                    (State)         (Postal/Zip Code)

_______________________    ______________

(Province – if applicable)    (Country – if not US)

ARTINC_PC Page 2 of 3 Rev. 11/16/2005

2

12. The corporation is authorized to issue 200,000,000 shares of common stock.

   (number)

(Additional classes of capital stock may be authorized and additional information regarding the corporation’s stock may be stated, mark this box and include an attachment stating pertinent information.)

13. Additional information may be included pursuant to §7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the

individual(s) causing the document

to be delivered for filing:                                      Clewley                         Val

(Last)                                   (First)                         (Middle)                  (Suffix)

P.O. Box 13092

(Street name and number or Post Office Box information)

______________________________________________________

Tucson                         AZ                                85732

(City)                       (State)                                      (Postal/Zip Code)

_______________________     United States

(Province – if applicable)    (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

3